Exhibit 10.38

OPERATOR’S CONTRACT

THIS AGREEMENT is made this 11 day of August, 1994, by and between the RIVERBEND REGIONAL AUTHORITY, an Iowa not-for-profit corporation (“RRA”), GREEN BRIDGE COMPANY, an Iowa corporation (“Green Bridge”), BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C., an Iowa limited liability company (“BRDC”), LADY LUCK GAMING CORPORATION, a Delaware corporation (“LLGC”) and LADY LUCK BETTENDORF, L.C., an Iowa limited liability company (“LLB”) (Green Bridge, BRDC, LLGC and LLB shall sometimes hereinafter be collectively referred to as the “Operator”)

WHEREAS, RRA is an Iowa non-profit corporation with its principal place of business in Scott County, Iowa, which corporation was formed for the purpose of making an application to the Iowa Racing and Gaming Commission (“IRGC”) for a gaming license; and

WHEREAS, Operator, has or will enter into a development agreement (the “Development Agreement”) with the City of Bettendorf, Iowa for the implementation of certain development within the City of Bettendorf provided that the RRA and Operator are granted licenses to operate gaming boats; and

WHEREAS, Operator wishes to enter into a contract with the RRA as an operator of a gaming boat pursuant to the rules and regulations of the IRGC.

NOW, THEREFORE, in consideration of the premises, it is hereby agreed as follows:

1. Operator acknowledges and requests that RRA make an application for an Iowa gaming license designating LLB as the operator pursuant to the provisions of Iowa Code Chapter 99F, and all related chapters of the Iowa Code. RRA acknowledges that LLB may enter into a management contract with Lady Luck Casino, Inc. providing same as approved by IRGC.

2. Upon the granting of a license from IRGC and the securing of all necessary regulatory approvals, Operator agrees to acquire or construct and maintain a riverboat gaming facility with a minimum capacity of 900 gaming positions.

3. Operator will be responsible for payment of all application fees to the IRGC and all fees or expenses charged by the Iowa Department of Criminal Investigation (“DCI”) for background checks and investigations of Operator. Operator will be responsible for all fees and expenses for the initial background checks and investigations of all RRA Board Members. Thereafter, RRA shall be responsible for all fees and expenses on an ongoing basis charged by DCI for background checks and investigations of all RRA board members.

4. This Contract shall run from the date of execution until the termination of the initial license period for RRA and LLB as issued by the IRGC. It is anticipated that the license will be issued for a three year period to commence in November of 1994. It is agreed that this Contract shall terminate on the expiration of such license provided, however, that so long as LLB has substantially complied with the IRGC rules, (and the RRA’s gaming license is renewed), Operator is hereby granted the right to renew this Contract for succeeding three year periods, the last of which shall terminate on the last date for licensed gaming as approved by Scott County voters pursuant to Chapter 99F of the Iowa Code.

5. During the term of this Contract, the Operator shall pay a license fee to RRA of $1.00 for the first 500,000 admissions and $1.50 for all admissions in excess thereof (computed annually). In addition, Operator agrees that if the adjusted gross receipts (as defined in Section 99F.1(1) of the Iowa Code) in any given twelve month period (commencing on the date gaming operations begin and computed on each anniversary thereafter) exceeds $44,000,000, RRA will be paid an amount equal to two percent (2%) of any such excess win over $44,000,000. Payment shall be for all admissions (excepting actual and necessary officials and employees of RRA and Operator, and all other persons actually working on the gaming facility) as determined by the State of Iowa for tax purposes under the rules of the IRGC and Chapter 99F of the Iowa Code. From said sum, RRA shall be responsible for all of its administrative costs, the annual DCI investigation of its board members as required, all legal expenses, salaries, and all related costs associated with RRA’s administration of the license. Operator covenants and agrees to pay all charges as required by IRGC. Operator agrees to hold RRA harmless for any charge required by IRGC. The Operator shall provide at its expense, all necessary accounting and documentation to establish to the reasonable satisfaction of RRA and IRGC, the number of all admissions. Operator agrees to pay to RRA and to account to RRA as required to comply with IRGC’s rules and regulations. Operator shall pay said sums as required herein weekly by 12:00 Noon on the Friday following the completion of each calendar week.

In the event that this Contract is extended as contemplated in Paragraph 4 above, at the commencement of each three (3) year extension, RRA shall have the right to increase the per person admissions charge equal to one-half ( 1/2) of the percentage increase, if any, in the Consumer Price Index for Chicago, Illinois for All Items, published monthly in the “Monthly Labor Review” of the Bureau of Labor Statistics of the United States Department of Labor (the “Index”). For all purposes hereof, in the event the Index is no longer in existence, then the successor Index, if it exists, or the index most similar to the Index shall be used for purposes of this Agreement.

6. Operator will protect, indemnify, defend and save harmless RRA from and against any and all claims, loss, costs, damage and expenses occasioned by, or arising out of all land and water-based activities of Operator and any subsidiaries or affiliates as they relate to the operations of the gaming facility. Operator further covenants and agrees that it will at its own expense procure and maintain casualty and liability insurance in a responsible company or companies authorized to do business in the State of Iowa, with commercially reasonable limits, naming RRA as an additional insured.

7. In the event Operator ceases operations of the gaming facility and such cessation of operations continues for a period of ninety days, RRA shall have the right to terminate this Contract and Operator shall then pay to RRA a termination fee of $500,000 payable on receipt of the notice of termination. For purposes of this paragraph, cessation of operations for the following reasons shall not be deemed a terminating event: flooding, other acts of God, or other cause without fault and beyond the control of Operator (financial inability excepted).

8. Except as approved by the IRGC, Operator and RRA agree that neither party shall subcontract any duty related to casino gambling. This Contract and any further amendments hereto are expressly subject to the approval of the IRGC. In the event the IRGC requires any amendment of this Contract, all parties agree to make a best efforts attempt to negotiate in good faith such additional terms as are acceptable to the IRGC. Further, in the event Chapter 99F of the Code of Iowa is amended to permit imposition of the state gaming taxes based on a percentage of revenue, RRA agrees to make a best efforts attempt to negotiate in good faith a replacement license fee based on a percentage of revenue that reasonably equates to the fees paid RRA under Paragraph 5 of this Contract. Except as specifically approved by the IRGC, Operator, its officers, directors, partners and shareholders shall not have a share, percentage or proportion of the money received for admissions to the gaming facility (as those terms are defined under the Iowa Code and any rules promulgated by the IRGC). The parties hereby jointly accept the responsibility for compliance with Chapter 99F of the Iowa Code and all laws of the State of Iowa and the rules of the IRGC. Each party agrees that the IRGC and the other parties to this

Contract shall have the right to audit each party’s records to the extent necessary to provide verification of compliance under this Contract. Operator will provide to RRA at least quarterly copies of the financial data provided by Operator to the IRGC. In the event the IRGC or any party determines that a party is not in compliance with the terms of this Contract, then the remedies in the following paragraphs shall apply.

a. In the event that Operator shall be in default in any of its obligations to pay Gaming License/Lease Fees or any other fees under this Contract and fail to make said payment within thirty (30) days after written notice thereof or in the event Corporation is adjudged bankrupt or files a petition in bankruptcy or for any reorganization or arrangement under the bankruptcy laws, becomes subject to the jurisdiction of the bankruptcy court on involuntary petition, which jurisdiction shall not be terminated within sixty (60) days, becomes subject to receivership for a period of thirty (30) days or makes an assignment for the benefit of creditors, the RRA may, at its option, declare this Contract terminated.

b. In the event either party is deemed by the other party or the IRGC not to be in compliance with the terms of this Contract, the non-breaching party or the IRGC shall be entitled to specific performance of the terms of this Contract. Further, the parties agree that in the event of any operational default, the defaulting party shall be required to cure such default to the satisfaction of the IRGC. In the event said party does not cure the default to the satisfaction of the IRGC, then the non-breaching party may, at its option, after obtaining written approval from the IRGC and giving thirty (30) days written notice and opportunity to cure, declare this Contract terminated.

9. Operator agrees, on behalf of itself and RRA, to collect and remit all taxes imposed under Section 99F.11 of the Iowa Code as well as any other fees or expenses imposed by the IRGC and to protect, indemnify and save harmless RRA from all liability arising out of certification under Iowa Regulation 491–20.11(6). In the event the IRGC assesses a penalty or imposes any fees or expenses pursuant to said certification, Operator agrees to pay any such amounts.

10. This Contract is expressly subject to the execution of the Development Agreement, approval by IRGC and the securing of all necessary regulatory approvals. Operator hereby grants to RRA the authority to enforce the terms of the Development Agreement.

11. The terms and conditions of this Contract shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Further, although the City of Bettendorf will not be a party hereto, it shall be a third-party beneficiary to this Contract, and may enforce, by legal or any other means, any benefits accruing to the City of Bettendorf by the terms of this Contract.

12. LLGC, BRDC and Green Bridge agree to guarantee and be co-obligors of all duties and obligations imposed upon LLB by this Contract and the gaming license issued by the IRGC.

Signed as of the date first hereinabove set forth.

RIVERBEND REGIONAL AUTHORITY

By	8/11/94
Its President

And	8/11/94
Its Secretary

GREEN BRIDGE COMPANY

By
Jeffrey D. Goldstein

BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C.

By
Jeffrey D. Goldstein

LADY LUCK GAMING CORPORATION

By	, C.E.O.

LADY LUCK BETTENDORF, L.C.

By	, Pres.

AMENDMENT TO OPERATOR’S CONTRACT

THIS AMENDMENT TO OPERATOR’S CONTRACT (the “Amendment”) is made this             day of August, 1998, by and among GREEN BRIDGE COMPANY, an Iowa corporation, BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C., an Iowa limited liability company, LADY LUCK GAMING CORPORATION, a Delaware corporation, and LADY LUCK BETTENDORF, L.C., an Iowa limited liability company (hereinafter collectively referred to as the “Operator”) and RIVERBEND REGIONAL AUTHORITY, an Iowa not-for-profit corporation (“RRA”).

WHEREAS, Operator and RRA have entered into an Operator’s Contract dated August 11,1994 (the “Operator’s Contract”); and

WHEREAS, the parties desire to amend the Operator’s Contract as provided herein.

NOW, THEREFORE, it is agreed as follows:

1. Paragraph 5 of the Operator’s Contract is hereby amended to read in its entirety as follows:

“5.

Commencing on September 1, 1998 and continuing for the term of this Contract, the Operator shall pay a fee to RRA equal to 4.1% of the adjusted gross receipts (as defined in Section 99F.1(1) of the Iowa Code). In order to assist RRA in its budgeting and grant process, subject to the foregoing conditions subsequent, Operator agrees to pay RRA a minimum annual fee of $3,000,000.00 (the “Floor Amount”). The Floor Amount will be reconciled on an annual basis from September 1 through August 31 of each year with any deficiency between the Floor Amount and the accumulated weekly percentage fee due and payable on September 10, immediately following such year. The Floor Amount shall be automatically terminated for any year during which any of the following conditions subsequent occur which result in a decrease of adjusted gross receipts to less than $64,000,000.00:

a.)	a change in Illinois gaming law resulting in dockside gaming in the Illinois Quad Cities;

b.)	introduction and operation of a fourth casino in either Rock Island or Scott Counties;

c.)	removal of the Lady Luck Bettendorf vessel for a hull inspection if required by applicable regulation; or

d.)	any change in Chapter 99F of the Iowa Code or regulations promulgated by the Iowa Racing and Gaming Commission (IRGC).

From said sums, RRA shall be responsible for all of its administrative costs, the annual DCI investigation of its board members as may be required, all legal expenses, salaries, and all related costs associated with RRA’s administration of the license. Operator covenants and agrees to pay all charges as required by IRGC. Operator agrees to hold RRA harmless for any such charges required by IRGC. The Operator shall provide at its expense, all necessary documentation to establish to the reasonable satisfaction of RRA and IRGC the computation of the fee set forth above. Operator agrees to pay to RRA and to account to RRA as required to comply with IRGC’s rules and regulations. Operator shall pay the percentage fee required herein weekly by 12:00 Noon on Friday following the completion of each calendar week.”

2. Paragraph 7 of the Operator’s Contract is hereby amended by increasing the termination fee from $500,000.00 to $1,000,000.00 which fee shall be payable within thirty (30) days.

3. In all other respects the parties hereto ratify and confirm the Operator’s Contract.

4. This Amendment is expressly subject to approval by the Iowa Racing and Gaming Commission and will be effective on September 1, 1998. Operator further agrees to pay all legal and accounting expenses of RRA related to the negotiation, preparation and approval of the Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the day and year first above written.

RIVERBEND REGIONAL AUTHORITY

By
Its President

By
Its Secretary

LADY LUCK BETTENDORF, L.C.

By
Title:	Manager

By
Title:	Manager

BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C.

By
Michael L. Sampson
Title:	Manager

GREEN BRIDGE COMPANY

By
Jeffrey D. Goldstein
Title:	President

LADY LUCK GAMING CORPORATION

By
Andrew H. Tompkins
Title:	President

SECOND AMENDMENT TO OPERATOR’S CONTRACT

THIS SECOND AMENDMENT TO OPERATOR’S CONTRACT (the “Amendment”) is made this 30th day of June, 2004, by and between ISLE OF CAPRI BETTENDORF, L.C., an Iowa limited liability company (hereinafter referred to as the “Operator”) and SCOTT COUNTY REGIONAL AUTHORITY, an Iowa not-for-profit corporation (“SCRA”).

WHEREAS, Operator and SCRA have entered into an Operator’s Contract dated August 11, 1994 as amended (the “Operator’s Contract”); and

WHEREAS, the parties desire to amend the Operator’s Contract as provided herein.

NOW, THEREFORE, it is agreed as follows:

1. Paragraph 4 of the Operator’s Contract is hereby amended to read in its entirety as follows:

“4.

This Contract shall run until the conclusion of SCRA’s obligations under the Bettendorf Conference Center Support Agreement attached as Exhibit “A”. It is agreed that this Contract shall terminate on the expiration of the license year following such conclusion of SCRA’s obligations provided, however, that so long as Operator has substantially complied with the IRGC rules, (and the SCRA’s gaming License is renewed), Operator is hereby granted the right to renew this Contract for succeeding one year periods, the last of which shall terminate on the last date for licensed gaming as approved by Scott County voters pursuant to Chapter 99F of the Iowa Code. Operator agrees to guarantee SCRA’s payment obligations as set forth on Exhibit “A”.”

2. In all other respects the parties hereto ratify and confirm the Operator’s Contract.

3. This Amendment is expressly subject to approval by the Iowa Racing and Gaming Commission and will be effective on August 1, 2004. Operator further agrees to pay all legal and accounting expenses of SCRA related to the negotiation, preparation and approval of the Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the day and year first above written.

SCOTT COUNTY REGIONAL AUTHORITY

By
Its President

By
Its Secretary

ISLE OF CAPRI BETTENDORF, L.C.

By
Title:	Manager